Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated December 20, 2011)	Registration No. 333-178268

DEHAIER MEDICAL SYSTEMS LIMITED

734,700 Common Shares

Warrants to Purchase 220,410 Common Shares

220,410 Common Shares Issuable upon Exercise of the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 734,700 common shares directly to selected investors. The purchasers in this offering will also receive warrants to initially purchase an aggregate of 220,410 common shares with a per share exercise price of $11.86. The warrants are exercisable immediately as of the date of issuance at an exercise price of $11.86 per share of our common shares and expire forty-two months from the date of issuance. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof.

For a more detailed description of the common shares and warrants, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-6. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.

Our common shares are currently traded on the NASDAQ Capital Market under the symbol “DHRM.” On February 20, 2014, the closing sale price of our common shares was $11.95 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $42,999,183 based on 4,776,000 outstanding common shares, of which 3,598,258 are held by non-affiliates, and a per share price of $11.95, which was the last reported price on the NASDAQ Capital Market of our common shares on February 20, 2014. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We have retained FT Global Capital, Inc. to act as the exclusive placement agent to use its best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any common shares or warrants in this offering. We will pay the placement agent a fee equal to the sum of 8% of the aggregate purchase price paid by investors placed by the placement agent, including upon exercise of warrants issued in this offering. Additionally, we will issue to the placement agent warrants to purchase 73,470 common shares on substantially the same terms as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of six months and shall expire forty-two months after the warrants are first exercisable. The placement agent warrant and common shares underlying such warrant are being registered herein.

We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $65,000.  Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above.  We are not required to sell any specific number or dollar amount of the securities offered in this offering. Assuming we complete the maximum offering, the net proceeds to us from this offering will be approximately $6.1 million. We expect to deliver the shares and warrants to the purchasers on or before February 26, 2014.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-4 of this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public Offering Price	$9.12	$6,700,464.00
Placement agency fees	$0.7296	$536,037.12
Proceeds, before expenses, to us	$8.3904	$6,164,426.88

FT Global Capital, Inc.

The date of this prospectus supplement is February 21, 2014

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Prospectus Summary	1
General Description of Securities and Securities We May Offer	2
Risk Factors	3
Special Note On Forward Looking Statements	18
Use of Proceeds	18
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You can Find More Information	26
Incorporation of Certain Documents by Reference	27

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common shares and warrants only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or warrants or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 20, 2011, we filed with the SEC a registration statement on Form S-3 (File No. 333-178268) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on December 21, 2011. Under this shelf registration process, we may, from time to time, sell up to $25 million in the aggregate of common shares, share purchase contracts, share purchase units, warrants, rights and units, of which approximately $18.3 million will remain available for sale following the offering and as of the date of this prospectus supplement, excluding the shares issuable upon exercise of the warrants issued in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common shares and warrant offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted on Form 6-K or under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “DHRM,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Dehaier Medical Systems Limited, a British Virgin Islands company with limited liability and its consolidated subsidiaries.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to add new products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

•	the potential for increased competition; and

•	other unanticipated factors.

 The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

 Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Dehaier Medical Systems Limited”, “DHRM”, the “Company”, “we”, “us”, and “our” refer and relate to Dehaier Medical Systems Limited and its consolidated subsidiaries.

Our Company

Our business consists of the marketing and sale of home respiratory and oxygen homecare products and services as well as other medical devices in China. We develop and assemble some of our branded products from components manufactured by third parties according to our specifications. We do not manufacture these components ourselves. In addition to our branded products, we also sell a variety of products developed, manufactured and assembled by third parties, which we refer to in this prospectus as our distributed products.

We sell the majority of our branded and distributed products to distributors, and a very small amount to other end users. Distributors, however, sell their products to the same end users, which include hospitals, clinics and individuals.

We have contractual distribution relationships with over 2,000 independent distributors, keep close relationships with 3,000 hospitals and employ 70 direct sales and sales support personnel. We distribute our medical products through more than 20 offices in different regions of China, and we leverage our customer experience centers to distribute homecare products to our customers. We have begun to develop our business internationally by entering distribution relationships with third parties and employing our own direct sales force. We have recently established an oxygen therapy center in Beijing to deliver oxygen and cross-sell homecare products through this platform.

Corporate Information

Our principal executive offices are located at Room 501, Jiuzhou Plaza, 83 Fuxing Road, Haidian District, Beijing 100856, People’s Republic of China. Our telephone number at this address is +86 (10) 5166-0080. Our common shares are traded on the NASDAQ Capital Market under the symbol “DHRM.”

Our Internet website, www.dehaier.com.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 10-K (and in the future, on Form 20-F), quarterly reports on Form 10-Q and current reports on Forms 6-K and 8-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

S-2

THE OFFERING

Common Shares offered by us pursuant to this prospectus supplement	734,700
Common Shares to be outstanding after this offering (assumes all common shares offered in this offering are sold)	5,510,700
Warrants

Warrants to initially purchase 220,410 common shares will be offered to the investors in this offering and warrants to initially purchase 73,470 common shares will be issued to the placement agent as part of their fee. Each warrant may be exercised at any time on or after the date of issuance until the forty-second month after the issuance of the warrants, provided that the warrant issuable to the placement agent shall not be exercisable for a period of six months and shall expire forty-two months after the warrants are first exercisable. Warrants to be offered to investors and the placement agent in this offering shall have a per share exercise price of $11.86. This prospectus also relates to the offering of the common shares issuable upon exercise of the warrants. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-5 of this prospectus supplement.
Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our common shares and warrants, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the other documents incorporated by reference into this prospectus supplement.

Market for the common shares and warrants	Our common shares are quoted and traded on the NASDAQ Capital Market under the symbol “DHRM.” However, there is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange.

 Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•	150,000 common shares issuable upon the exercise of outstanding warrants issued to Anderson & Strudwick Incorporated, our placement agent in connection with our initial public offering exercisable for $10.00;
•	7,500 common shares issuable upon the exercise of outstanding warrants issued to Hawk Associates Inc. exercisable for $9.60;
•	100,000 common shares issuable upon the exercise of outstanding warrants issued to FirsTrust Group, Inc. exercisable for $4.00;
•	450,000 common shares issuable upon the exercise of outstanding stock options under our 2009 Share Incentive Plan with a weighted-average exercise price of $1.45 per share;
•	462,000 common shares issuable upon the exercise of stock options under our 2013 Share Incentive Plan;
•	293,880 common shares issuable upon the exercise of warrants to be issued in this offering (including warrants issued to the placement agent), at a per share exercise price of $11.86 for warrants to be issued to the investors and the placement agent.

S-3

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.  If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.  This could cause the trading price of our common stock to decline and you may lose all or part of your investment.  The risks described below are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have some flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering.  Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives.  Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering.  In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  After giving effect to the sale by us of 734,700 shares of common stock in this offering, and based on a public offering price of $9.12 per common share and a net tangible book value per share of our common stock of $7.39 as of June 30, 2013, without giving effect to the potential exercise of the warrants being offered by this prospectus supplement, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $1.73 per share in the net tangible book value of the common stock purchased.  See “Dilution” on page S-5 for a more detailed discussion of the dilution you will incur in connection with this offering.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply to list the warrants on any securities exchange.  Without an active market, the liquidity of the warrants will be limited.

S-4

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and other general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, (i) for the satisfaction of any of our debt (other than (I) payment of trade payables in our ordinary course of business and consistent with prior practices and (II) the purchase of any of the securities sold in this offering), (ii) for the redemption of any of our securities; or (iii) with respect to any litigation involving us (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto).

DILUTION

Purchasers of our common shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their common shares from the offering price of the common shares. The net tangible book value of our common shares as of June 30, 2013 was approximately $33.5 million, or $7.25 per share. Net tangible book value per share of our common shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of common shares issued and outstanding as of June 30, 2013.

Dilution per share represents the difference between the public offering price per share of our common shares and the adjusted net tangible book value per share of our common shares after giving effect to this offering. After reflecting the sale of 734,700 common shares offered by us at the public offering price of $9.12 per share, less placement agent fee and estimated offering expenses, our adjusted net tangible book value per share of our common shares as of June 30, 2013 would have been $7.39 per share. The change represents an immediate increase in net tangible book value per share of our common shares of $0.14 per share to existing stockholders and an immediate dilution of $1.73 per share to new investors purchasing the common shares in this offering. The following table illustrates this per share dilution:

Public offering price per share	$9.12
Net tangible book value per share as of June 30, 2013	7.25
Increase per share attributable to new investors	0.14

Adjusted net tangible book value per share as of June 30, 2013	$7.39

Dilution per share to new investors	$1.73

Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•	150,000 common shares issuable upon the exercise of outstanding warrants issued to Anderson & Strudwick Incorporated, our placement agent in connection with our initial public offering exercisable for $10.00;
•	7,500 common shares issuable upon the exercise of outstanding warrants issued to Hawk Associates Inc. exercisable for $9.60;
•	100,000 common shares issuable upon the exercise of outstanding warrants issued to FirsTrust Group, Inc. exercisable for $4.00;
•	450,000 common shares issuable upon the exercise of outstanding stock options under our 2009 Share Incentive Plan with a weighted-average exercise price of $1.45 per share;
462,000 common shares issuable upon the exercise of stock options under our 2013 Share Incentive Plan;
•	293,880 common shares issuable upon the exercise of warrants to be issued in this offering (including warrants issued to the placement agent), at a per share exercise price of $11.86 for warrants to be issued to the investors and the placement agent.

To the extent that any of these outstanding options or warrants are exercised, there will be further dilution to new investors.

S-5

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Common Shares

For a description of the Common Shares being offered hereby, please see “Description of Share Capital” in the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and being issued to the investors and placement agent (with some exceptions noted below) are summarized below. The form of warrant will be provided in this offering and will be filed as an exhibit to a Current Report on Form 6-K with the SEC in connection with this offering.

The warrants to be issued to the investors will have an exercise price of $11.86 per share of our common shares. The warrants are exercisable on or after the date of issuance and will terminate forty-two months from the date of issuance. The warrant issuable to the placement agent shall generally be on the same terms and conditions as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of six months and shall expire forty-two months after the warrants are first exercisable. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. In addition, the exercise price of the warrants is subject to an adjustment in the event that we issue or are deemed to issue common shares for less than the applicable exercise price of the warrant.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants may exercise their warrants to purchase common shares on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common shares issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the common shares issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The common shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of common shares equal to 125% of the number of common shares issuable upon exercise of all outstanding warrants.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common shares is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of common shares then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase the warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the warrant.

S-6

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) more than 4.99% of our common shares.

In the event the volume weighted average price per share of our common shares exceeds 200% of the initial exercise price of the warrants for fifteen consecutive trading days, we may be eligible to redeem all, but not less than all, of the warrants by delivering an irrevocable notice of our intention to so redeem the warrants. Subject to certain circumstances in which we may be unable to redeem the warrants, a redemption will require us to pay the difference between the initial issuance price and the highest volume weighted average price on any trading day within a specified period.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON SHARES WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

 PLAN OF DISTRIBUTION

Placement Agency Agreement and Securities Purchase Agreement

FT Global Capital, Inc., which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of January 28, 2014.  The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We will enter into a securities purchase agreement with the purchasers pursuant to which we will sell to the purchasers 734,700 common shares of our common stock and warrants to initially purchase up to 220,410 common shares, at a price of $11.86 per common share.   We negotiated the price for the securities offered in this offering with the purchasers.  The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent.  Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-7

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Under the securities purchase agreement, we will be precluded from engaging in equity or equity-linked securities offerings for a period of 30 trading days from closing of the offering, subject to certain exceptions.

In addition, we also agreed with the purchasers that while the warrants are outstanding, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

•	issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, other than pursuant to a customary “weighted average” anti-dilution provision; or

•	enter into any agreement (including, without limitation, an “equity line of credit”) whereby we may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

We agreed with the purchasers that, subject to certain exceptions, if we issue securities within the 18 months following the closing of this offering, the purchasers shall have the right to purchase 40% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

Placement Agent Fees

We have agreed to pay the placement agent upon the closing of this offering (1) a cash fee equal to 8% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus; and (2) to the extent permitted pursuant to FINRA Rule 5110(f)(K), a cash fee equal to 8% of the cash proceeds received from a cash exercise of the warrants offered under this prospectus supplement and accompanying prospectus. In addition, we agreed to pay additional compensation in the form of warrants to purchase 73,470 common shares. Under the placement agent agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the twelve month period following the closing date of this offering to the extent that such financing is provided to us by investors that the placement agent had introduced to us.

The warrant issuable to the placement agent shall generally be on the same terms and conditions as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of six months and shall expire forty-two months after the warrants are first exercisable. Pursuant to FINRA Rule 5110(g), with limited exceptions, neither the placement agent warrants nor any of the common shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering.

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable.

S-8

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6.1 million assuming completion of the maximum offering.

Delivery of Common Shares and Warrants

Delivery of our common shares and warrants issued and sold in this offering will occur on or before February 26, 2014.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Inc. located in 350 Indiana Street, Suite 750, Golden CO, 80401 U.S. Our transfer agent’s phone number is 001-303-262-0678 and facsimile number is 001-312-601-2312.

Listing

Our common shares are quoted on the NASDAQ Capital Market under the trading symbol “DHRM”.

LEGAL MATTERS

The validity of the securities being offered herein is being passed upon for us by Kaufman & Canoles, P.C., British Virginia Islands counsel. Certain legal matters will be passed upon for the placement agent by Schiff Hardin LLP, Washington, DC.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2012 and 2011 have been audited by Friedman LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Current Report on Form 6-K filed on August 26, 2013, as amended on February 21, 2014;
•	our Current Reports on Form 8-K filed on April 4, 2013 and April 26, 2013;
•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 18, 2013; and
•	the description of our common shares contained in our registration statement on Form 8-A filed on March 16, 2010 and as it may be further amended from time to time.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

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You may obtain a copy of these filings, without charge, by writing or calling us at:

Dehaier Medical Solutions Limited

Room 501, Jiuzhou Plaza, 83 Fuxing Road

Haidian District, Beijing 100856

People’s Republic of China

+86 (10) 5166-0080

Attn: Investor Relations

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You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the common shares and warrants offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common shares, warrants and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to our best interest and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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734,700 Common Shares

Warrants to Purchase 220,410 Common Shares

220,410 Common Shares Issuable upon Exercise of the Warrants

DEHAIER MEDICAL SYSTEMS LIMITED

Prospectus Supplement

FT Global Capital, Inc.

February 21, 2014

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